Exhibit 99(c)(3)

Project North

CONFIDENTIAL

PRESENTATION TO THE SPECIAL COMMITTEE

July 13, 2006

PRELIMINARY | SUBJECT TO FURTHER REVIEW AND EVALUATION

THESE MATERIALS MAY NOT BE USED OR RELIED UPON FOR ANY PURPOSE OTHER THAN AS
SPECIFICALLY CONTEMPLATED BY A WRITTEN AGREEMENT WITH CREDIT SUISSE.

Overview of the Current Situation

On May 15, 2006, North’s Board received a proposal from Michael Barrist, Chairman, President and Chief Executive Officer of North, proposing to acquire all of the outstanding shares of North common stock for $27.50 per share in cash

The proposal indicated Michael Barrist’s intention to partner with One Equity Partners

The proposal also included a commitment letter from a reputable financial institution for $865 million of debt financing

On May 16, 2006, North announced it had formed a Special Committee and engaged Credit
Suisse as financial advisor to the Special Committee

The Special Committee disclosed receipt of the proposal in a press release and authorized Credit
Suisse to solicit indications of interest from other third parties

50 strategic and financial parties were contacted to solicit alternative proposals

A total of 22 parties executed non-disclosure agreements, were provided a confidential information memorandum and were invited to submit a non-binding preliminary indication of interest by June 8, 2006

To date, no contacted parties have indicated an interest in moving forward

No contacted parties submitted an indication of interest by June 8

CONFIDENTIAL

Preliminary Summary of Proposed Terms

TERM

SUMMARY DESCRIPTION

Consideration

$27.50 per North share in cash

Financing

Fully committed

$50 million revolver (undrawn)

$365 million senior subordinated notes (or $365 million bridge facility)

$450 million term loan facility

$388 million equity commitment (One Equity has provided a guarantee of the reverse break fee)

Certain Conditions to
Closing

North shareholder approval

Regulatory and governmental approvals (including antitrust)

Accuracy of representations and warranties; material compliance with covenants

Receipt of all written consents required under certain identified contracts of North and consents to contracts and licenses the absence of which would cause a North Material Adverse Effect (“MAE”)

No MAE. MAE excludes (A) announcement of the transaction, (B) changes in the national or world economy generally or financial or securities markets generally or North’s industry generally (which do not disproportionately impact North relative to similarly situated companies), (C) changes in law (which do not disproportionately impact North relative to similarly situated companies), (D) change in GAAP,
(E) failure of North to meet published estimates of revenues or earnings (but not the underlying reasons therefor), (F) outbreak or escalation of war or terrorism, (G) decline in the price or change in trading volume of North stock (but not the underlying reasons therefor) and (H) any matter that is disclosed in the disclosure schedules that does not worsen in a materially adverse manner

Buyer has obtained bank financing on the terms contemplated by its Commitment Letter or has obtained alternative financing (Buyer must use reasonable best efforts to obtain alternative financing if the bank financing is not available, subject to certain limitations)

No Solicitation

North, its officers, directors, employees, investment bankers, attorneys and other agents may not (A)
initiate, solicit or knowingly encourage any inquiries, proposals or offers to make an acquisition proposal for North or engage in discussions or negotiations with respect thereto or (B) accept an alternative acquisition proposal (except a Superior Proposal)

CONFIDENTIAL

Note: This summary is based on a draft of the Merger Agreement distributed by North’s counsel on June 27, 2006, and is intended only as an overview of selected terms and is not intended to cover all terms or details, some of which may be important.

Preliminary Summary of Proposed Terms (cont’d)

TERM

SUMMARY DESCRIPTION

Superior Proposals

Defined as a written proposal to acquire 50% or more of North’s net revenue, net income, assets or common stock, which the Board of Directors determines (A) would, if consummated, result in a transaction that  is more favorable to North and (B) is capable of being, and is reasonably likely to be, completed

Termination Rights

Merger Agreement can be terminated by either party either before or after receipt of shareholder approval:

–

By mutual written consent

–

If necessary governmental approval is not obtained or consummation of the merger is illegal or prohibited by law

–

If the Merger has not been consummated by the later of (i) six months from signing or (ii) earlier of (A) eight months from signing and (B) 30 days  following receipt of all regulatory approvals (the outside date)

–

For breach of representations, warranties or covenants causing the failure of the applicable closing condition

(following 30-day cure period)

–

By Buyer if North’s Board (i) changes its recommendation for the transaction, (ii) fails to recommend the transaction to shareholders, (iii) fails to recommend against an alternative tender or exchange offer, (iv)

fails to call its shareholder meeting to vote on the transaction

–

By North, at any time prior to obtaining shareholder approval, upon the Board (acting through the Special

Committee) resolving to enter into an alternative proposal, provided that (i) the Board has determined in good faith (after consultation with its independent financial advisors and outside counsel) that such proposal constitutes a Superior Proposal, (ii) the Company has fully negotiated the final terms of such proposal, (iii) the Company immediately notifies Buyer and provides Buyer in writing the identity of the person making, and the final terms and conditions of, such proposal; (iv) such termination will not be effective until the end of the fifth business day after Buyer’s receipt of such notice

–

By North or Buyer if the North shareholder approval is not obtained at the shareholder meeting

Note:  This summary is based on a draft of the Merger Agreement distributed by North’s counsel on June 27, 2006, and is intended only as an overview of selected terms and is not intended to cover all terms or details, some of which may be important.

CONFIDENTIAL

TERM

SUMMARY DESCRIPTION

Termination Fee

North reimburses Buyer’s fees and expenses (up to $5 million) if shareholders do not approve the merger at the shareholder meeting

North pays Buyer a termination fee of $35 million if:

–

Buyer terminates because of North’s breach of representation, warranty, covenant or obligation under the merger agreement and (i) at the time of such breach an alternative proposal remains outstanding and (ii) the Company consummates a transaction with respect to such alternative proposal within 12 months of the date of such termination

–

Buyer terminates because North’s Board (i) changes its recommendation for the transaction, (ii) fails to recommend the transaction to shareholders, (iii) fails to recommend against an alternative tender or exchange offer, (iv) fails to call its shareholder meeting to vote on the transaction

–

North terminates to accept a Superior Proposal

–

Buyer or North terminate as a result of the lapse of the outside date and not withdrawn, if (i) an acquisition proposal is communicated to the Board or Special Committee or publicly announced prior to the outside date and not withdrawn and

(ii) within 12 months after such termination a definitive agreement is entered into or such acquisition is consummated

–

Buyer or North terminate as a result of failure to obtain shareholder approval, if (i) an acquisition proposal is communicated to the Board or Special Committee or publicly announced prior to the shareholder meeting date and not withdrawn and (ii)

within 12 months after such termination, a definitive agreement is entered into or such acquisition is consummated

Buyer pays a termination fee of $35 million (guaranteed by One Equity) if:

–

North terminates due to Buyer’s breach of its obligations to effect closing

–

North or Buyer terminates due to the lapse of the outside date and (i) either North shareholder approval and regulatory approval have been obtained or the shareholder approval and regulatory approval were not obtained as a result of Buyer’s failure to fulfill any of its obligations under the agreement, (ii) Buyer closing conditions have been satisfied and (iii) Buyer is in breach of its obligations to close

Preliminary Summary of Proposed Terms (cont’d)

Note:  This summary is based on a draft of the Merger Agreement distributed by North’s counsel on June 27, 2006, and is intended only as an overview of selected terms and is not intended to cover all terms or details, some of which may be important.

CONFIDENTIAL

Unaffected

(1)

Price Per North Share

$19.05

Fully-Diluted Shares Outstanding

(2)

Transaction Equity Value

$617.4

Plus: Debt

(3)

371.1

Less: Cash

(4)

Transaction Aggregate Value

$968.2

Unaffected Price (5/15/06)

$19.05

10 Trading Day Average

$19.95

30 Trading Day Average

$21.28

60 Trading Day Average

$22.13

90 Trading Day Average

$20.59

180 Trading Day Average

$19.44

52 Week High (7/14/05)

$24.31

52 Week Low (11/08/05)

$15.28

52 Week Average

$20.03

Transaction Multiples

(5)

CY06E AV / EBITDA

$173

5.6x

CY07E AV / EBITDA

$203

4.8x

CY06E AV / Unlevered NI

(6)

$75

13.0x

CY07E AV / Unlevered NI

(6)

$95

10.2x

(2)  Outstanding options (as of 5/22/06 from Management) are assumed to be exercised if in-the-money (treasury stock method).

(3)  Includes debt of $322.9 million and minority interest of $48.2 million based on 3/31/06 10-Q.

(4)  Based on 3/31/06 10-Q.

(5)  Based on Management forecasts.

(6)  Represents EBIT x (1 - tax rate), based on tax rate of 38%.

(1)  Unaffected stock price based on 5/15/2006 closing price, the last trading day prior to public announcement by North of receipt of going private proposal.

(US$ in millions, except per share amounts)

Proposed

Transaction

$27.50

$911.9

371.1

$1,262.7

44.4%

37.8%

29.2%

24.3%

33.6%

41.5%

13.1%

80.0%

37.3%

7.3x

6.2x

16.9x

13.3x

Summary of Proposed Transaction Economics

CONFIDENTIAL

Implied Unaffected Premiums

Statistic

Statistic

(20.3)

32.4

33.2

(20.3)

7/11/05

9/1/05

10/21/05

12/14/05

2/3/06

3/28/06

5/19/06

7/11/06

$14.00

$16.00

$18.00

$20.00

$22.00

$24.00

$26.00

$28.00

$30.00

0

1,000

2,000

3,000

4,000

5,000

6,000

North LTM Stock Price Performance

July 11, 2005 to July 11, 2006

$27.50 Purchase
Price

Dec-05 Earnings

Date

2/13/06

EPS

$0.23

EPS Beat

$0.12

Q/Q Growth

(4%)

Y/Y Growth

(36%)

Sep-05 Earnings

Date

11/7/05

EPS

$0.24

EPS Beat

($0.17)

Q/Q Growth

(43%)

Y/Y Growth

(38%)

Jun-05 Earnings

Date

7/28/05

EPS

$0.42

EPS Beat

($0.03)

Q/Q Growth

(7%)

Y/Y Growth

(2%)

Date

5/1/06

EPS

$0.32

EPS Beat

$0.03

Q/Q Growth

39%

Y/Y Growth

(29%)

5/16/06:  Announced receipt

of going private proposal

at $27.50

Source:  Factset and Bloomberg.

7/14/05:  Pre-proposal
period high - $24.31

11/8/05:  Pre-proposal
period low - $15.28

CONFIDENTIAL

Mar-06 Earnings

Share Price

Volume in
Thousands

7/11/01

3/28/02

12/13/02

9/1/03

5/19/04

2/4/05

10/21/05

7/11/06

$10.00

$15.00

$20.00

$25.00

$30.00

$35.00

0

1,000

2,000

3,000

4,000

5,000

6,000

North 5-Year Stock Price Performance

July 11, 2001 to July 11, 2006

$27.50 Purchase Price

Source:  Factset.

4/10/02:  Period high - $29.06

10/14/02:  Period low - $10.65

CONFIDENTIAL

Share Price

Volume in

Thousands

North Management Projections

Fiscal Year Ended December 31,

CAGR

2004A

2005A

2006E

2007E

2008E

2009E

2010E

('05-'10)

ARM

$746.2

$807.0

$899.7

$956.8

$1,004.4

$1,061.5

$1,129.1

6.9%

CRM

159.0

190.4

264.3

319.1

351.0

386.1

424.7

17.4%

Portfolio Management

98.0

144.7

189.2

187.6

178.0

185.2

195.6

6.2%

Eliminations

(1)

(63.5)

(87.3)

(122.4)

(127.1)

(123.5)

(126.3)

(136.2)

9.3%

Total Adjusted Revenue

(2)

939.8

$1,054.8

$1,230.8

$1,336.4

$1,409.9

$1,506.5

$1,613.2

8.9%

% growth

24.7%

12.2%

16.7%

8.6%

5.5%

6.9%

7.1%

Payroll and Related Expense

(3)

472.9

528.3

637.9

689.6

735.6

788.4

848.7

9.9%

SG&A Expense

(4)

324.2

374.8

420.4

443.5

461.0

481.4

507.5

6.2%

Adjusted EBITDA

(3)(4)(5)

142.7

151.6

172.6

203.3

213.3

236.7

257.0

11.1%

% margin

15.2%

14.4%

14.0%

15.2%

15.1%

15.7%

15.9%

Depreciation

40.2

45.8

52.2

49.9

46.7

45.7

42.5

(1.5%)

Adjusted EBIT

(3)(4)(5)

102.5

105.8

120.3

153.4

166.7

191.0

214.5

15.2%

% margin

10.9%

10.0%

9.8%

11.5%

11.8%

12.7%

13.3%

Adjusted Unlevered Net Inc.

(3)(4)(5)

63.5

65.6

74.6

95.1

103.3

118.4

133.0

15.2%

% margin

6.8%

6.2%

6.1%

7.1%

7.3%

7.9%

8.2%

Source:  Public filings and Management.

(1) Represents elimination of intracompany revenue for accounts receivable management services provided by ARM to Portfolio Management.

(2) 2005 ARM revenue includes $2.5 million add-back due to loss of revenue from Hurricane Katrina in Q3:05.  Reflects reclassification from Other Income into Revenue of $5.3 million in Q2:05 and

     $2.8 million in Q3:05 for sales of aged portfolios of accounts receivable.

(3) Excludes $0.2 million of charges in Q3:05 due to Hurricane Katrina and $0.4 million of charges in Q4:05 due to integration of RMA.

(4) Excludes $0.9 million of charges in Q3:05 due to Hurricane Katrina and integration of RMA, $0.9 million of charges in Q4:05 due to integration of RMA and $1.0 million of charges in Q1:06 due to integration of RMA.

(5) Excludes $2.4 million of restructuring charges in Q3:05, $7.2 million of restructuring charges in Q4:05 and $4.4 million of restructuring charges in Q1:06.  Excludes future restructuring charges for all projected periods.

(US$ in millions)

CONFIDENTIAL

$17.16

$21.72

$23.34

$29.42

$31.10

$34.52

Selected Companies

Selected Acquisitions

DCF

9

CONFIDENTIAL

(2)  Based on 38% tax rate.

(1)  Source: Management.

16.0x

-

11.7x

14.6x

-

11.1x

14.0x

-

9.5x

$95

CY2007E Unlevered NI

20.3x

-

14.9x

18.7x

-

14.2x

17.9x

-

12.1x

$75

CY2006E Unlevered NI

(2)

Enterprise Value / Unlevered NI

7.5x

-

5.5x

6.8x

-

5.2x

6.5x

-

4.5x

$203

CY2007E EBITDA

8.8x

-

6.5x

8.1x

-

6.1x

7.7x

-

5.3x

$173

CY2006E EBITDA

Enterprise Value / EBITDA

Implied Multiple

Implied Multiple

Implied Multiple

(1)

Statistic

$1,518

-

$1,114

$1,392

-

$1,056

$1,332

-

$906

Implied Enterprise Value

$1,167

-

$763

$1,041

-

$705

$981

-

$555

Implied Equity Value

$34.52

-

$23.34

$31.10

-

$21.72

$29.42

-

$17.16

Per Share Equity Reference Range

$27.50 Purchase Price

       ($ in millions, except per share amounts)

Summary Preliminary Financial Analysis

Preliminary Selected Companies Analysis

Statistic

(1)

Selected Multiple Range

Implied Enterprise Value

Implied Equity Value

Implied Share Price

CY2006 EBITDA

$173

5.3x

-

7.0x

$906

-

$1,208

$555

-

$857

$17.16

-

$25.97

CY2007 EBITDA

$203

4.5x

-

6.5x

$915

-

$1,322

$564

-

$971

$17.43

-

$29.14

CY2006 Unlevered Net Income

(2)

$75

13.0x

-

17.0x

$970

-

$1,268

$619

-

$917

$19.10

-

$27.65

CY2007 Unlevered Net Income

(2)

$95

10.0x

-

14.0x

$951

-

$1,332

$600

-

$981

$18.53

-

$29.42

Preliminary Reference Range

$17.16

-

$29.42

(1) Source: Management.

(2) Based on 38% tax rate.

($ in millions, except per share amounts)

Trading Performance

FD Capitalization

Stock

Disc.

/  Prem.

Equity

Aggr.

FD Aggregate Value /

LT

CY2007

Price

    to LTM

Market

Market

P/E Multiples

Revenue

EBITDA

Unlev. NI

Gr. Rate

PE /

COMPANY (FYE)

7/11/06

High

Low

Value

Value

CY06

CY07

CY06

CY07

CY06

CY07

CY06

CY07

(LTGR)

LTGR

NORTH (MANAGEMENT) (Dec.)

$26.15

(1.7%)

71.1%

$863

$1,214

15.5x

11.6x

1.0x

0.9x

7.0x

6.0x

16.3x

12.8x

12.0%

1.0x

Unaffected

19.05

(21.6%)

24.7%

$617

$968

11.3x

8.5x

0.8x

0.7x

5.6x

4.8x

13.0x

10.2x

12.0%

0.7x

NORTH (Street - current) (Dec.) (1)

26.15

(1.7%)

71.1%

$863

$1,214

16.5x

13.6x

1.0x

0.9x

7.1x

6.5x

NA

NA

12.0%

1.1x

Unaffected (1)

19.05

(21.6%)

24.7%

$617

$968

12.0x

9.9x

0.8x

0.7x

5.7x

5.1x

NA

NA

12.0%

0.8x

Outsourced CRM Services

CONVERGYS (Dec.)

$19.14

(3.4%)

40.6%

$2,714

$2,915

15.6x

14.1x

1.1x

1.0x

7.0x

6.5x

17.3x

15.2x

12.2%

1.2x

SR TELEPERFORMANCE (Dec.)

38.38

(15.5%)

36.5%

1,366

1,594

15.8x

13.7x

0.9x

0.8x

6.4x

5.9x

12.9x

11.8x

17.4%

0.8x

TELETECH HOLDINGS (Dec.)

11.95

(13.3%)

53.4%

856

861

26.5x

18.2x

0.7x

0.7x

8.5x

7.1x

24.5x

17.7x

23.3%

0.8x

INTRUM JUSTITIA (Dec.)

9.39

(5.4%)

35.2%

736

918

13.4x

12.7x

2.2x

2.1x

10.0x

9.7x

15.3x

14.8x

NA

NA

SYKES ENTERPRISES (Dec.)

16.97

(4.6%)

79.8%

678

544

26.9x

21.2x

1.0x

0.9x

10.3x

8.9x

24.4x

18.9x

NA

NA

ICT GROUP (Dec.)

24.89

(13.3%)

135.3%

396

365

23.3x

18.3x

0.8x

0.8x

8.5x

7.3x

23.3x

18.5x

23.0%

0.8x

SITEL CORP (Dec.)

3.66

(24.2%)

64.1%

274

386

13.6x

9.2x

0.4x

0.3x

4.6x

3.9x

NA

NA

NA

NA

STARTEK INC (Dec.)

13.54

(44.1%)

12.6%

199

168

15.9x

13.0x

0.7x

0.6x

5.6x

4.5x

14.7x

11.8x

15.5%

0.8x

Median

(13.3%)

47.0%

15.8x

13.9x

0.8x

0.8x

7.7x

6.8x

17.3x

15.2x

17.4%

0.8x

Mean

(15.5%)

57.2%

18.9x

15.1x

1.0x

0.9x

7.6x

6.7x

18.9x

15.5x

18.3%

0.9x

Portfolio Purchasers

ASSET ACCEPTANCE CAPITL (Dec.)

$19.75

(37.2%)

16.2%

$735

$666

13.6x

12.0x

2.4x

2.1x

7.5x

6.6x

12.5x

10.9x

15.5%

0.8x

PORTFOLIO RECOVRY ASSOC (Dec.)

44.91

(13.6%)

26.7%

726

704

16.6x

14.3x

3.7x

3.3x

9.2x

7.9x

16.1x

13.8x

18.4%

0.8x

ENCORE CAPITAL (Dec.)

12.22

(37.5%)

34.6%

289

469

9.5x

8.2x

1.9x

1.8x

5.8x

5.4x

10.2x

9.6x

15.1%

0.5x

Median

(37.2%)

26.7%

13.6x

12.0x

2.4x

2.1x

7.5x

6.6x

12.5x

10.9x

15.5%

0.8x

Mean

(29.5%)

25.8%

13.3x

11.5x

2.7x

2.4x

7.5x

6.6x

12.9x

11.5x

16.4%

0.7x

ITO / Horizontal BPO

EDS (Dec.)

$23.71

(15.3%)

20.3%

$12,292

$13,443

21.6x

15.8x

0.6x

0.6x

5.2x

4.7x

21.0x

16.2x

23.7%

0.7x

CSC (Mar.) (2)

53.26

(10.9%)

21.6%

10,243

10,414

14.3x

12.6x

0.7x

0.7x

4.8x

4.4x

13.7x

12.5x

11.0%

1.2x

AFFILIATED COMP SVCS (Jun.)

50.92

(19.8%)

8.9%

6,215

7,428

15.7x

13.1x

1.3x

1.2x

7.3x

6.6x

16.8x

14.9x

13.7%

1.0x

HEWITT (Sep.) (3)

22.21

(26.4%)

7.6%

2,486

2,449

14.8x

12.9x

0.8x

0.8x

5.5x

5.0x

14.4x

12.5x

12.7%

1.0x

UNISYS (Dec.)

6.19

(12.8%)

37.6%

2,123

2,271

NM

13.8x

0.4x

0.4x

5.1x

3.1x

62.7x

11.6x

7.6%

1.8x

Median

(15.3%)

20.3%

15.2x

13.1x

0.7x

0.7x

5.2x

4.7x

16.8x

12.5x

12.7%

1.0x

Mean

(17.0%)

19.2%

16.6x

13.6x

0.8x

0.7x

5.6x

4.8x

25.7x

13.5x

13.7%

1.1x

Overall Median

(14.4%)

34.9%

15.7x

13.4x

0.9x

0.8x

6.7x

6.2x

16.1x

13.8x

15.5%

0.8x

Overall Mean

(18.6%)

39.4%

17.1x

13.9x

1.2x

1.1x

6.9x

6.1x

20.0x

14.0x

16.1%

0.9x

Source:  Wall Street Research.

Note:  Convergys, CSC, EDS, Encore, Hewitt, Teletech and West estimates exclude stock-based compensation.  Teletech not pro forma for acquisition of Direct Alliance. SYKES not pro forma for acquisition of Centro de Interaccion Multimedia.

Intrum Justitia pro forma for dividend paid May 4, 2006.  EDS pro forma for acquisition of Mphasis on June 8, 2006.  ICT pro forma for equity offering on April 5, 2006. ACS not pro forma for acquisition of Primax Recoveries.

(1)  Based on average of estimates from Boenning & Scattergood (5/16/06), CIBC (5/2/06), First Analysis (5/24/06), JMP Securities (5/24/06) and SunTrust (5/16/06).

($ millions, except per share amounts)

CONFIDENTIAL

Preliminary Selected Acquisitions Analysis

Statistic

Selected Multiple Range

Implied Enterprise Value

Implied Equity Value

Implied Share Price

LTM 3/31/06 Adj. EBITDA

$155

7.0x

-

9.0x

$1,083

-

$1,392

$732

-

$1,041

$22.49

-

$31.10

LTM 3/31/06 Adj. Unlev. Net Income

(1)

$66

16.0x

-

21.0x

$1,056

-

$1,386

$705

-

$1,035

$21.72

-

$30.94

Preliminary Reference Range

$21.72

-

$31.10

(1) Based on 38% tax rate.

($ in millions, except per share amounts)

Enterprise Value As

Equity Value

Announce

Equity

Enterprise

Multiple of

As Multiple of

Date

Acquiror

Target

Target Business Description / Rationale

Value

Value

LTM Revenue

LTM EBITDA

LTM Unlev NI

LTM NI

6/23/2006

TransWorks Information Services

Minacs Worldwide

    (1)

Provider of contact center BPO services

$110.9

$172.3

0.7x

7.4x

16.1x

20.3x

6/1/2006

Thomas H. Lee

West Corp.

(2)

Provider of call center business services

$3,354.9

$4,079.7

2.3x

9.4x

21.7x

23.4x

3/8/2006

Apollo Management

SOURCECORP

    (3)

Provider of business process outsourcing solutions

$394.7

$430.4

1.0x

7.3x

15.7x

16.9x

9/12/2005

NCO Group

Risk Management Alternatives

    (4)

Accounts Receivable Management and Portfolio Management

$118.9

$118.9

0.5x

NM

NM

NM

7/5/2005

Affiliated Computer Services

LiveBridge

Offers outsourced and professional services to the contact

center and business process markets.

NA

$32.0

0.4x

NA

NA

NA

10/8/2004

Williams Lea

Bowne Business Solutions

    (5)

Provider of document BPO services

NA

$180.0

0.8x

11.3x

NA

NA

7/22/2004

West Corp

Worldwide Asset Management

    (6)

Purchaser and collector of delinquent accounts receivable

portfolios from consumer credit originators.

NA

$178.0

1.7x

NA

NA

NA

3/10/2004

CGI Group

American Management Systems

    (7)

Provider of business and IT consulting services

$856.4

$794.1

0.8x

10.4x

36.0x

35.3x

2/2/2004

Barclays Private Equity / Vision Capital

Cabot Financial (Europe)

    (8)

Provides debt purchasing and credit management solutions in

the U.K.

$181.9

$181.9

2.9x

NA

NA

11.6x

11/18/2003

NCO Group

RMH Teleservices

Provides CRM solutions through various cannels including

voice, VoIP, email, chat and self-help.

$89.0

$115.5

0.4x

10.2x

NM

NM

High

2.9x

11.3x

36.0x

35.3x

Mean

1.2x

9.3x

22.4x

21.5x

Median

0.8x

9.8x

18.9x

20.3x

Low

0.4x

7.3x

15.7x

11.6x

Source: Public filings, press releases and Wall Street research.

(1)

(2)

(3)

(4)

(5)

(6)

(7)

(8)

($ in millions)

Minacs unlevered net income based on 8% tax rate.

West pro forma for acquisition of Intrado and Raindance.  Unlevered net income based on 35% tax rate.

SOURCECORP unlevered net income based on 38% tax rate.

Based on Management.

Bowne Business Solutions revenue estimate of $230 million and EBITDA estimate of $16 million based on Bowne investor conference call October 8, 2004.

Worldwide Asset Management revenue estimate of $100 million based on West press release dated July 22, 2004.

AMS statistics exclude litigation settlement, asset impairment and restructuring charge (tax-effected at 38%). Unlevered net income based on 38% tax rate.

Cabot Financial (Europe) revenue estimate of $62 million and net income estimate of $16 million based on Barclays Capital press release dated February 2, 2004 and 1.82 USD/GBP exchange rate.

CONFIDENTIAL

Terminal Value based on NTM EBITDA multiple

Preliminary Discounted Cash Flow Analysis

($ in millions, except per share amounts)

Discount

Terminal Multiple of 2011E NTM EBITDA

Rate

5.0x

6.0x

7.0x

13.0%

$390

$390

$390

Present Value of Free Cash Flow

806

967

1,128

Present Value of Terminal Value

1,195

1,357

1,518

Aggregate Value

845

1,006

1,167

Implied Equity Value

$25.63

$30.12

$34.52

Equity Value Per Share

4.6%

5.9%

6.9%

Perpetuity Growth

14.0%

$381

$381

$381

Present Value of Free Cash Flow

773

927

1,082

Present Value of Terminal Value

1,154

1,308

1,463

Aggregate Value

803

957

1,112

Implied Equity Value

$24.46

$28.77

$33.02

Equity Value Per Share

5.6%

6.9%

7.8%

Perpetuity Growth

15.0%

$372

$372

$372

Present Value of Free Cash Flow

741

890

1,038

Present Value of Terminal Value

1,114

1,262

1,410

Aggregate Value

763

911

1,059

Implied Equity Value

$23.34

$27.48

$31.59

Equity Value Per Share

6.5%

7.8%

8.8%

Perpetuity Growth

CONFIDENTIAL

Appendix

CONFIDENTIAL

North: Summary of Analyst Estimates

Price

Revenue

EBITDA

Net Income

EPS

Report

Date

Target

CY2006

CY2007

CY2006

CY2007

CY2006

CY2007

CY2006

CY2007

Boenning & Scattergood

(1)

5/16/06

$26.00

$1,241.3

$1,326.0

$169.9

$193.0

$52.3

$70.0

$1.68

$1.94

CIBC

5/2/06

NA

1,237.7

1,293.8

169.0

183.6

55.0

61.4

1.65

1.85

First Analysis

5/24/06

25.00

1,273.6

1,309.6

172.0

189.9

51.3

65.6

1.52

1.96

JMP Securities

5/24/06

25.00

1,239.0

1,280.4

171.2

186.4

49.2

63.3

1.47

1.92

SunTrust

(1)

5/16/06

NA

1,269.9

NA

NA

NA

NA

NA

1.60

NA

North Management

(2)

$1,230.8

$1,336.4

$172.6

$203.3

$56.2

$77.4

$1.69

$2.25

Min

$25.00

$1,237.7

$1,280.4

$169.0

$183.6

$52.9

$65.6

$1.47

$1.85

Max

26.00

1,273.6

1,326.0

172.0

193.0

51.9

65.1

1.68

1.96

Mean

25.33

1,252.3

1,302.4

170.5

188.2

51.9

65.1

1.58

1.92

Median

25.00

1,241.3

1,301.7

170.5

188.2

51.8

64.5

1.60

1.93

IBES Consensus

NA

1,252.3

1,302.4

170.5

188.2

50.2

64.5

1.53

1.91

Source: Thomson and Factset, except as otherwise noted.

Note:  Fiscal year ends December 31.

(1)  EPS excluded from IBES consensus.

(2)  Source: Management.

($ in millions, except per share amounts)

CONFIDENTIAL

North:  Estimated vs. Actual Historical EPS

$0.41

$0.39

$0.47

$0.41

$0.32

$0.29

$0.11

$0.45

$0.42

$0.36

$0.39

$0.45

$0.24

$0.23

$0.00

$0.10

$0.20

$0.30

$0.40

$0.50

Sep-04A

Dec-04A

Mar-05A

Jun-05A

Sep-05A

Dec-05A

Mar-06A

Estimate

Actual

Source: Factset

CONFIDENTIAL

Operating Statistics of Selected Companies

Y/Y Revenue Growth

Revenue

CY06/

CY07/

EBIT Margin

EBITDA Margin

Net Margin

COMPANY (FYE)

CY06

CY07

CY05

CY06

CY06

CY07

CY06

CY07

CY06

CY07

NORTH (MANAGEMENT) (Dec.)

$1,230.8

$1,336.4

16.7%

8.6%

9.8%

11.5%

14.0%

15.2%

4.6%

5.8%

Unaffected

1,230.8

1,336.4

16.7%

8.6%

9.8%

11.5%

14.0%

15.2%

4.6%

5.8%

NORTH (Street - current) (Dec.) (1)

1,252.3

1,302.4

18.7%

4.0%

NA

NA

13.6%

14.5%

4.1%

5.0%

Unaffected (1)

1,252.3

1,302.4

18.7%

4.0%

NA

NA

13.6%

14.5%

4.1%

5.0%

Outsourced CRM Services

CONVERGYS (Dec.)

$2,771.9

$3,021.4

7.4%

9.0%

9.6%

10.0%

14.9%

14.8%

6.4%

6.6%

SR TELEPERFORMANCE (Dec.)

1,822.3

1,949.9

20.6%

7.0%

9.5%

9.8%

13.5%

13.8%

5.3%

5.7%

TELETECH HOLDINGS (Dec.)

1,179.7

1,271.4

8.6%

7.8%

4.7%

6.1%

8.6%

9.5%

2.7%

3.6%

INTRUM JUSTITIA (Dec.)

411.6

428.0

6.2%

4.0%

19.2%

19.1%

22.1%

21.9%

13.1%

13.2%

SYKES ENTERPRISES (Dec.)

536.4

575.4

8.4%

7.3%

5.5%

6.9%

9.9%

10.6%

4.7%

5.6%

ICT GROUP (Dec.)

445.0

483.2

10.9%

8.6%

4.5%

5.4%

9.7%

10.4%

3.6%

4.4%

SITEL CORP (Dec.)

1,097.4

1,152.3

5.7%

5.0%

NA

NA

7.6%

8.6%

1.7%

2.6%

STARTEK INC (Dec.)

255.4

267.0

16.3%

4.5%

7.0%

8.6%

11.8%

13.9%

5.0%

5.9%

Median

8.5%

7.1%

7.0%

8.6%

10.9%

12.2%

4.9%

5.7%

Mean

10.5%

6.6%

8.6%

9.4%

12.3%

13.0%

5.3%

6.0%

Portfolio Purchasers

ASSET ACCEPTANCE CAPITL (Dec.)

$280.6

$315.2

11.1%

12.3%

30.4%

30.9%

31.7%

31.9%

19.3%

19.5%

PORTFOLIO RECOVRY ASSOC (Dec.)

190.1

211.3

28.0%

11.1%

37.7%

39.5%

40.4%

42.1%

22.9%

24.1%

ENCORE CAPITAL (Dec.)

247.6

259.5

11.6%

4.8%

31.2%

31.7%

32.9%

33.5%

12.8%

14.3%

Median

11.6%

11.1%

31.2%

31.7%

32.9%

33.5%

19.3%

19.5%

Mean

16.9%

9.4%

33.1%

34.0%

35.0%

35.8%

18.3%

19.3%

ITO / Horizontal BPO

EDS (Dec.)

$20,712.0

$21,322.0

4.8%

2.9%

4.7%

5.9%

12.5%

13.3%

2.8%

3.8%

CSC (Mar.) (2)

14,904.0

15,603.0

2.0%

4.7%

7.2%

7.9%

14.7%

15.1%

4.8%

5.2%

AFFILIATED COMP SVCS (Jun.)

5,545.9

6,069.6

12.4%

9.4%

12.6%

13.1%

18.3%

18.5%

7.1%

7.6%

HEWITT (Sep.) (3)

2,882.2

3,101.3

2.1%

7.6%

9.7%

10.4%

15.4%

15.9%

5.8%

6.1%

UNISYS (Dec.)

5,934.4

6,128.5

3.1%

3.3%

0.9%

5.0%

7.6%

11.9%

NM

2.5%

Median

3.1%

4.7%

7.2%

7.9%

14.7%

15.1%

5.3%

5.2%

Mean

4.9%

5.6%

7.0%

8.4%

13.7%

15.0%

5.1%

5.0%

Overall Median

8.5%

7.1%

9.5%

9.8%

14.1%

14.4%

5.3%

5.8%

Overall Mean

9.9%

6.8%

13.0%

14.0%

17.0%

17.9%

7.9%

8.2%

Source:  Wall Street Research.

(1)  Based on average of estimates from Boenning & Scattergood (5/16/06), CIBC (5/2/06), First Analysis (5/24/06), JMP Securities (5/24/06) and SunTrust (5/16/06).

($ millions, except per share amounts)

CONFIDENTIAL

Note:  Convergys, CSC, EDS, Encore, Hewitt, Teletech and West estimates exclude stock-based compensation.  Teletech not pro forma for acquisition of Direct Alliance. SYKES not pro forma for acquisition of Centro de Interaccion Multimedia. Intrum Justitia pro forma for dividend paid May 4, 2006.  EDS pro forma for acquisition of Mphasis on June 8, 2006.  ICT pro forma

Premiums Paid

Premium to Announcement Date

1-Day Prior

1-Week Prior

All Cash US Transactions, $500MM - 2.0BN in value ('02-'06YTD) (104 deals)

Mean

22.9%

24.7%

All Cash Tech US Transactions, $500MM - 2.0BN in value ('02-'06YTD) (22 deals)

Mean

20.0%

22.3%

Source:  SDC.

($ in millions, except per share amounts)

CONFIDENTIAL

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CONFIDENTIAL